UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation or Organization)	59-2712887 (I.R.S. Employer Identification Number)

IAC/InteractiveCorp 555 West 18th Street New York, New York (Address of Principal Executive Offices)	10011 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class M Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-236420 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

The securities of IAC/InterActiveCorp, a Delaware corporation (the “Company”), to be registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are shares of Class M common stock, par value $0.001 per share, of the Company (“Company Common Stock”). The Company Common Stock will be issued upon completion of the separation (the “Separation”) of Match Group, Inc. from the Company, as described in more detail in Amendment No. 1 to the joint Registration Statement on Form S-4 (File No. 333-236420) filed by the Company and IAC Holdings, Inc. with the Securities and Exchange Commission on April 28, 2020 (the “Registration Statement”). Upon the completion of the Separation, the name of the Company will be changed to “Match Group, Inc.” and the name of the Company Common Stock will be changed to “common stock, par value $0.001 per share, of Match Group, Inc.” The Company Common Stock to be registered hereunder has been approved for listing on The Nasdaq Stock Market LLC under the symbol “MTCH”.

COMPANY COMMON STOCK

The description of the Company Common Stock as set forth under the caption “Description of New Match Capital Stock” in the Registration Statement is incorporated herein by reference.

Item 2.	Exhibits. List below all exhibits filed as a part of the registration statement:

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of IAC/InterActiveCorp (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A/A, filed on August 12, 2005, and incorporated herein by reference).
3.2	Certificate of Amendment of the Restated Certificate of Incorporation of IAC/InterActiveCorp (dated as of August 20, 2008) (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 22, 2008, and incorporated herein by reference).
3.3	Amended and Restated By-laws of IAC/InterActiveCorp (amended and restated as of December 1, 2010) (filed as Exhibit 3.1(II) to the Registrant’s Current Report on Form 8-K, filed on December 6, 2010, and incorporated herein by reference).
3.4	Form of Transaction-Related Reclassification Charter Amendments (filed as Annex B to the Registrant’s Registration Statement on Form S-4, filed on April 30, 2020, and incorporated herein by reference).
3.5	Form of New Match Board Classification Charter Amendments (filed as Annex C to the Registrant’s Registration Statement on Form S-4, filed on April 30, 2020, and incorporated herein by reference).
3.6	Form of New Match Charter Amendments Prohibiting Stockholder Action by Written Consent (filed as Annex D to the Registrant’s Registration Statement on Form S-4, filed on April 30, 2020, and incorporated herein by reference).
3.7	Form of Additional Amendments to New Match Certificate of Incorporation (filed as Annex E to the Registrant’s Registration Statement on Form S-4, filed on April 30, 2020, and incorporated herein by reference).
4.1	Specimen Stock Certificate Evidencing Shares of Class M Common Stock (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-4, as amended, filed on April 30, 2020, and incorporated herein by reference).
4.2	Form of Class M Common Stock Subscription Agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2020, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IAC/InterActiveCorp

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel & Secretary

Date: June 30, 2020